EXHIBIT 10.20

AMENDMENT TO INVESTMENT AGREEMENT DATED MAY 11, 1997 BETWEEN THE COMPANY
                       AND PRINZ-FRANKLIN L.L.C.

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                               AMENDMENT
                                   TO
                          INVESTMENT AGREEMENT


     This AMENDMENT TO INVESTMENT AGREEMENT is entered into as of the 11th day of May, 1997, by and between FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC., a Delaware corporation (the "Company"), and PRINZ-FRANKLIN L.L.C., an Illinois limited liability company ("Investor").

                                RECITALS

     A.   The  Company  and  Investor  are  parties  to  an   Investment
Agreement dated as of April 11, 1997, as amended May 8, 1997 and May 9, 1997 (as amended, the "Investment Agreement"),

     B. Under the Investment Agreement, a final transaction (the "Final Transaction") is to occur in which the Investor is to pay a purchase price (the "Remaining Purchase Price") of two hundred thousand dollars ($200,000) for one million (1,000,000) shares of Common Stock of the Company (the "Remaining Shares") on May 30, 1997.

     C. In accordance with the Investment Agreement, the Company is to issue a warrant (the "Warrant") for two hundred thousand (200,000) shares of Common Stock on May 30, 1997.

     D. The Company and Investor desire to amend and modify certain provisions of the Investment Agreement, upon the terms and subject to the provisions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Investment Agreement.

     2. Modification of Section 2.1(b). The Investment Agreement is hereby amended to provide that (i) the Final Transaction shall occur on or before June ____, 1997; (ii) the Remaining Purchase Price shall be reduced to One Hundred Eighty Thousand Dollars ($180,000); and (iii) the Remaining Shares to be issued to Investor shall be reduced to Nine Hundred Thousand (900,000).

     3.   Issuance of  Warrant.   The Company  and Investor  acknowledge
that the Final Warrant has been issued and delivered at or before the date hereof.

     4.  Ratification  of  Investment  Agreement.    Except  as  herein
modified, the Investment Agreement is hereby reaffirmed and ratified in all respects.

     5. Counterparts. This Amendment to Investment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Investment Agreement as of the date first above written.

                         FRANKLIN OPHTHALMIC INSTRUMENTS CO., INC.

                         By:  /s/ Michael J. Carroll
                              Michael J. Carroll, President

                         PRINZ-FRANKLIN  L.L.C.,  an  Illinois   limited
                         liability company

                         By:  /s/ John Prinz